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                                                                EXHIBIT NO. 99.2


                                VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of December 5, 2001, between COR Therapeutics, Inc., a Delaware corporation ("COR"), and the undersigned stockholder ("STOCKHOLDER") of Millennium Pharmaceuticals, Inc., a Delaware corporation ("MILLENNIUM").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, COR, Millennium and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("ACQUISITION SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Acquisition Sub with and into COR. Pursuant to the Merger, shares of capital stock of COR will be converted into the right to receive shares of common stock, par value $.001 per share, of Millennium ("Millennium Common Stock") on the basis described in the Merger Agreement.

     B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of such number of shares of the outstanding Millennium Common Stock as is indicated on the final page of this Agreement (the "SHARES").

     C. COR desires Stockholder to agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Millennium acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of Millennium acquired by Stockholder so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. AGREEMENT TO RETAIN SHARES.

          1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2, below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that nothing in this Agreement shall restrict Stockholder from (a) exercising any options to acquire shares of common stock of Millennium, or (b) effecting any transfer of Shares or New Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of Stockholder, or to any trust the beneficial ownership of which is held by Stockholder or any such family member (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to COR, to be bound by the terms of this Agreement to the same extent as Stockholder is bound. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to
Article VIII thereof.


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          1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of Millennium that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. At every meeting of stockholders of Millennium called with respect to the Merger Agreement and/or the Merger, and at every adjournment thereof, Stockholder shall vote the Shares and any New Shares outstanding as of the relevant record date in favor of the issuance of the shares of Millennium Common Stock to be issued in the Merger (the "MILLENNIUM VOTING PROPOSAL") and against any proposal made in opposition to the Millennium Voting Proposal or consummation of the Merger (an "OPPOSING PROPOSAL").

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to COR a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the extent provided therein, with the total number of shares of outstanding capital stock of Millennium beneficially owned by Stockholder and subject to the Proxy set forth therein.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder hereby represents, warrants and covenants to COR as follows:

          4.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Millennium other than the Shares, and shares of capital stock of Millennium (A) underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof, as indicated on the final page of this Agreement or (B) constituting matching contributions under Millennium's 401(k) Plan; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2 NO PROXY SOLICITATIONS. Stockholder, in his or her capacity as a stockholder of Millennium, will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies with respect to an approval of any Opposing Proposal; (ii) initiate a stockholders' vote or action by consent of Millennium stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Millennium with respect to an Opposing Proposal.

     5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably required by COR to carry out the intent of this Agreement.

     6. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in COR any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares or New Shares, except as otherwise expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares and New Shares shall remain with, and belong to, Stockholder, and this Agreement shall not be deemed to authorize COR to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Millennium


                                       -2-
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or to direct Stockholder in the voting of any of the Shares or New Shares, except as otherwise expressly provided herein.

7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

8.       MISCELLANEOUS.

          8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          8.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that COR will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to COR upon any such violation, COR shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to COR at law or in equity.

          8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

 If to COR:         COR Therapeutics, Inc.
                    256 East Grand Avenue
                    South San Francisco, California 94080
                    Attention: General Counsel
                    Telecopy:  (650) 244-9208

 With a copy to:    Cooley Godward LLP
                    5 Palo Alto Square
                    Palo Alto, California 94306
                    Attention: Keith Flaum, Esq.
                    Telecopy:  (650) 849-7400


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 If to Stockholder: To the address for notice set forth on the last page hereof.

 with a copy to:    Hale and Dorr LLP
                    60 State Street
                    Boston, MA 02109
                    Attention: David E. Redlick, Esq.
                    Telecopy:  (617) 526-5000

or to such other address as any party may have furnished to the other in writing in accordance herewith. Notices shall only be effective upon receipt.


          8.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.


          8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.


          8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


          8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

          8.10 FIDUCIARY DUTY AS DIRECTOR OR OFFICER. The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in his or her capacity as a stockholder of Millennium, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any of his or her respective affiliates may have as a member of the Board of Directors of Millennium or as an executive officer of Millennium; provided that no such duty shall excuse Stockholder from his or her obligations as a stockholder of Millennium to vote Shares or New Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                COR THERAPEUTICS, INC.

                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                STOCKHOLDER:


                                By:
                                   --------------------------------------------

                                Print
                                Name:
                                     ------------------------------------------


                                Stockholder's Address for Notice:

                                -----------------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------


                                Shares beneficially owned:

                                _____________ shares of outstanding Common Stock

                                _____________ shares of Common Stock underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof





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                                                                       EXHIBIT A


                                IRREVOCABLE PROXY

     The undersigned stockholder of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), hereby irrevocably appoints Vaughn M. Kailian, Peter
S. Roddy and Patrick A. Broderick of COR Therapeutics, Inc., a Delaware corporation ("COR"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of outstanding capital stock of Millennium beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of December 5, 2001 (the "MERGER AGREEMENT"), among COR, Millennium and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("ACQUISITION SUB"), shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is coupled with an interest and is irrevocable, is granted in order to secure the obligations under the Voting Agreement dated as of December 5, 2001 between COR and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of COR entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights of the undersigned at every annual, special or adjourned meeting of Millennium stockholders in favor of the issuance of the shares of Millennium Common Stock (as defined in the Voting Agreement) to be issued in the Merger (the "MILLENNIUM VOTING PROPOSAL") and against any proposal made in opposition to the Millennium Voting Proposal or consummation of the Merger (an "OPPOSING PROPOSAL").

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of Stockholders of Millennium in favor of the Millennium Voting Proposal and against any Opposing Proposal. The undersigned stockholder may vote the Shares on all other matters.



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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.



Dated:  December 5, 2001


Signature of Stockholder:
                         ------------------------------------------------------


Print Name of Stockholder:
                          ----------------------------------------------------

Shares beneficially owned:

           shares of outstanding Common Stock
----------